Exhibit 99.2

                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

   Check this box if no longer subject to Section 16: [ ]

   Name and Address:                                 Standard General Master
                                                     Fund L.P.
                                                     Walkers SPV Limited,
                                                     Walker House, Mary Street,
                                                     George Town
                                                     Grand Cayman,
                                                     Cayman Islands KY1-1002

   Issuer and Ticker Symbol:                         Penn Octane Corporation
                                                     (POCC)

   Date of Earliest Transaction:                     5/12/08

   Relationship to Issuer:                           10% Owner

   Designated Filer:                                 Standard General L.P.

   TABLE I INFORMATION
   Title of Security:                                Common Stock
   Transaction Date:                                 5/12/08
   Transaction Code:                                 P
   Securities Acquired:                              200
   Acquired or Disposed:                             A
   Price:                                            $1.81
   Ownership Form:                                   D
   Amount Beneficially Owned After Transaction:      3,377,318
   Nature of Indirect Beneficial Ownership:

   Signature:                                        STANDARD GENERAL MASTER
                                                     FUND L.P.


                                                     By: /s/ Scott Cohen
                                                         -----------------------
                                                         Name:  Scott Cohen
                                                         Title: Attorney-in-Fact